Exhibit 10.1

ZYNEX, INC

NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

1. Establishment and Objectives of the Plan

Zynex, Inc, a Nevada corporation (“ Zynex ” or the “ Company ”), hereby establishes this Zynex, Inc Non-Employee Director Compensation Plan (the “ Plan ”), effective as of January 10, 2018, for the benefit of Non-Employee Directors of Zynex. The Plan is intended to advance the interests of the Company by providing the Company an advantage in attracting and retaining Non-Employee Directors and by providing the Non-Employee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.

2. Definitions

As used in the Plan, the following definitions apply to the terms indicated below. Any words that appear in the Plan with initial capitalized letters that are not defined below shall have the meaning ascribed thereto under the SIP.

(a) “Account” means a bookkeeping reserve account to which Stock Units and Restricted Stock Units are credited on behalf of Non-Employee Directors.

(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships), as determined by the Committee.

(c) “Award” means a share of Restricted Stock, a Restricted Stock Unit, a Stock Unit, or an Option granted under this Plan.

(d) “Annual Retainer” means the retainer fee established by the Board in accordance with Section 4.1 and payable to a Non-Employee Director for services performed as a member of the Board of Directors.

(e) “Annual Retainer Payment Date” means the date on which the Annual Retainer becomes payable in accordance with Section 4.2, without regard to any Deferral Election respecting such Annual Retainer.

(f) “Board” or “Board of Directors” means the Board of Directors of the Company.

(g) “Change in Control” shall have the meaning ascribed thereto under the SIP.

(h) “Change in Control Event” shall have the meaning ascribed thereto under Code section 409A(a)(2)(A)(v) with respect to a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder.

(j) “Committee” means the Committee under the SIP.

(k) “Common Stock” means the Company’s common stock, par value $.01 per share.

(l) “Company” means Zynex, Inc, a Nevada corporation.

(m) “Cyclical Equity Grant” means the grant of an Award to an Eligible Director pursuant to Section 5.

(n) “Cyclical Equity Grant Election” means a written election made in accordance with the provisions of Section 6 regarding the form of Award to be issued under the applicable Cyclical Equity Grant.

(o) “Deferral Election” means a written election made in accordance with the provisions of Section 6 to defer receipt of the Non-Employee Director’s Annual Retainer until his or her Termination Date.

(p) “Disability” means the director’s inability to perform his or her services on the Board by reason of any medically determinable physical or mental impairment that is expected to result in death or last for a continuous period of not less than twelve months.

(q) “Effective Date” means January 10, 2018.

(r) “Eligible Director” means a person who is elected, appointed or otherwise first becomes a Non-Employee Director on or after the Effective Date and each Incumbent Director on and after his Existing Option Maturity Date; provided that in each such case the person is serving as a director on the Board at the relevant time.

(s) “Elections” means, collectively, a Non-Employee Director’s Deferral Election or Option Election, as applicable, and Cyclical Equity Grant Election.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Existing Option Maturity Date” means the date the Incumbent Director would have been eligible to receive his next cyclical stock option award under the compensation arrangements in effect for Non-Employee Directors.

(v) “Fair Market Value” means, with respect to a share of the Common Stock on the relevant date, the closing price, regular way, reported on a national exchange or if no sales of the Common Stock are reported on a national exchange for that date, Committee may designate such other exchange, market or source of data as it deems appropriate for determining such value for the purposes of the Plan. For all purposes under the Plan, the term “relevant date” as used in this definition of Fair Market Value means the date as of which Fair Market Value is to be determined.

(w) “Incumbent Director” means a person serving as a Non-Employee Director on the Effective Date.

(x) “New Director” means a person who (i) is first elected or appointed as a Non-Employee Director on or after the Effective Date or (ii) first becomes a Non-Employee Director on or after the Effective Date.

(y) “Non-Employee Director” means a member of the Board who, at the time of his or her service, is not an employee of the Company or any Affiliate.

(z) “Option” means a nonstatutory option to purchase one share of Common Stock.

(aa) “Option Election” means a written election made in accordance with the provisions of Section 6 to receive payment of the Non-Employee Director’s Annual Retainer in the form of Options in lieu of cash.

(bb) “Plan” means this Zynex, Inc Non-Employee Director Compensation Plan, as amended from time to time.

(cc) “Plan Administrator” means the Board or the Committee, as the case may be.

(dd) “Plan Year” shall be the twelve-month period coinciding with the calendar year.

(ee) “Restricted Stock” means a share of Common Stock that is granted pursuant to the terms of Section 5.2(c).

(ff) “Restricted Stock Unit” means the Company’s unfunded promise, granted pursuant to the terms of Section 5.2(d), to deliver one share of Common Stock upon a specified future event.

(gg) “Securities Act” means the Securities Act of 1933, as amended.

(hh) “Stock Unit” means the Company’s unfunded promise, granted pursuant to the terms of Section 4.3 or Section 8 and that is not subject to forfeiture, to deliver one share of Common Stock upon a specified future event.

(ii) “Termination Date” means the date on which a Non-Employee Director ceases to serve as a member of the Board.

(jj) “SIP” means the Zynex, Inc 2017 Stock Incentive Plan, as amended from time to time, or any successor or substitute plan.

3. Administration of the Plan

Except as otherwise provided herein, the Plan shall be administered by the Board. The Board shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Award granted under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Board shall be final and binding on all parties. The Board shall be the named fiduciary for purposes of the claims procedure set forth in Section 16. Notwithstanding the above, the selection of Non-Employee Directors to whom Awards are to be granted, the number of shares of Restricted Stock granted or the number of shares subject to any Stock Unit, Restricted Stock Unit or Option, the exercise price of any Option, the ten-year maximum term of any Option, and the vesting period for shares of any Awards shall be as provided in this Plan.

4. Annual Retainer

4.1 Amount of Annual Retainer . Each Non-Employee Director who is an Eligible Director will be entitled to receive an Annual Retainer, in accordance with Section 4.2, in the amount determined from time to time by the Board. Until changed by resolution of the Board of Directors, the Annual Retainer will be, or have a value equivalent to: $40,000 for each Non-Employee Director who does not serve as a chair of a committee of the Board; an additional $5,000 for the Non-Employee Directors who serve as the chair of the Compensation Committee of the Board or of the Nominating and Corporate Governance Committee of the Board; and an additional $10,000 for the Non-Employee Director who serves as the chair of the Audit Committee of the Board.

4.2 Commencement, Timing and Manner of Annual Retainer Payment.

(a) On the date that an individual first becomes a New Director, and on each anniversary of such date thereafter, provided that the individual is then an Eligible Director, he shall be entitled to receive an Annual Retainer payable in the manner set forth in Section 4.2(c).

(b) For an Incumbent Director, on each anniversary of such his/her initial appointment, provided that the individual is then an Eligible Director, he shall be entitled to receive an Annual Retainer payable in the manner set forth in Section 4.2(c).

(c) Each Annual Retainer payment shall be payable in four equal quarterly installments, in arrears, for each three-month period following the Annual Retainer Payment Date, and shall be pro-rated in the event that the Non-Employee Director’s Termination Date occurs before the expiration of any three-month period for which such Annual Retainer was paid.

5. Equity-Based Compensation Component

(a) Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the SIP and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the same forms previously approved by the Board, setting forth the vesting schedule applicable to such awards and such other terms as may be required by the SIP.

5.1 Initial Award

(a) On the date that an individual first becomes a New Director, he shall be awarded an Initial Award of 20,000 shares of Restricted Stock if there are then sufficient shares available for award under the SIP.

5.2 Subsequent Awards

A person who is a Non-Employee Director immediately following each annual meeting of the Company’s stockholders and who will continue to serve as a Non-Employee Director immediately following such annual meeting shall be automatically granted an additional 10,000 shares of Restricted Stock.

5.3 Amount and Form of Initial and Subsequent Grants

(a) All shares of Restricted Stock granted as Cyclical Equity Grants shall (i) be subject to the vesting provisions set forth in Section 6; (ii) until vested, be nontransferable and not subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment, or in any other manner made subject to a hedge transaction or puts and calls; and (iii) entitle the holder to all the rights of a stockholder, including voting and rights to receive dividends and distributions with respect to such shares, but shall be subject to transfer restrictions until vested. All shares of Restricted Stock that are unvested as of the Non-Employee Director’s Termination Date, after giving effect to Section 7(e), shall be forfeited to the Company for no consideration on such Termination Date. The Non-Employee Director will be reflected on the Company’s books as the owner of record of the shares of Restricted Stock as of the date of grant. The Company will hold the share certificates for safekeeping, or otherwise retain the shares in uncertificated book entry form, until the shares of Restricted Stock become vested and nonforfeitable. Any such share certificates shall bear an appropriate legend regarding nontransferability of the shares until vesting. As soon as practicable after vesting of the shares of Restricted Stock, the Company will deliver a share certificate to the Non-Employee Director, or deliver shares electronically or in certificate form to the Non-Employee Director’s designated broker on the director’s behalf, for such vested shares. Restricted Stock Awards will be evidenced by an agreement, in a form approved by the Plan Administrator, which shall be subject to the terms and conditions of the Plan and the SIP.

6. Vesting

All shares of Restricted Stock granted pursuant to Section 5 shall be subject to the following vesting provisions:

(a) Restricted Stock granted pursuant to Section 5 shall be unvested, unexercisable and subject to risk of forfeiture on the date of grant.

(b) Shares of Restricted Stock shall become vested, no longer subject to risk of forfeiture and no longer subject to restrictions on transfer, as to one-twelfth (1/12 th ) of the shares three months after the date of grant, and as to an additional one-twelfth (1/12 th ) on such date every third month thereafter through the third anniversary of the date of grant, provided that the holder of the shares is a Non-Employee Director on the applicable vesting date.

(c) To the extent not sooner vested, all outstanding Awards shall become fully vested, exercisable and nonforfeitable, and all applicable restrictions on transfer shall cease, upon the earliest of (i) the Non-Employee Director’s death, (ii) the Non-Employee Director’s Disability, or (iii) immediately before the occurrence of a Change in Control.

7. Adjustments for Corporate Transactions and Other Events

7.1 Changes in Capital Structure. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the number of shares of such Common Stock as to which prospective Cyclical Equity Grants shall be granted under this Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event unless the Board, in its sole discretion, determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made with respect to any or all particular Awards. The Plan Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

7.2 Other Transactions Affecting the Common Stock. The terms and conditions of this Plan and any applicable Award agreement, including without limitation the vesting provisions of Section 7, will apply with equal force to any additional and/or substitute securities or other property (including cash) received by a Non-Employee Director in exchange for, or by virtue of his holding or having been credited with, an Award, whether such additional and/or substitute securities or other property are received as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, share exchange, or similar event, except as otherwise determined by the Board.

7.3 Change in Control Transactions. In the event of any transaction resulting in a Change in Control (as defined in the SIP) of the Company, outstanding Options will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Options by, or for the substitution of equivalent options of, the surviving or successor entity or a parent thereof. In the event of such termination, the holders of outstanding Options under the Plan will be permitted, immediately before the Change in Control, to exercise the Options to the extent not previously exercised. Notwithstanding anything in the Plan or an Award agreement to the contrary, upon the occurrence of a Change in Control Event, all Stock Units and Restricted Stock Units then credited to the Accounts of Non-Employee Directors will be settled and paid out to such Non-Employee Directors, on or as soon as practicable after the occurrence of the Change in Control Event, in accordance with the provisions of Code section 409A.

7.4 Unusual or Nonrecurring Events. The Board is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8. Compliance With Other Laws and Regulations

The Plan, the grant of Awards, and the obligation of the Company to issue and deliver shares of Common Stock upon vesting of shares of Restricted Stock or upon exercise of Options shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by such governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue any shares upon vesting of shares of Restricted Stock or upon exercise of any Option if the issuance of such shares shall constitute a violation by the Non-Employee Director or the Company of any provisions of any law or regulation of any governmental authority or national securities exchange. Each Award granted under this Plan shall be subject to the requirement that, if at any time the Plan Administrator shall determine that (a) the listing, registration or qualification of the shares subject thereto on any securities exchange or trading market or under any state or federal law of the United States or of any other country or governmental subdivision thereof, (b) the consent or approval of any governmental regulatory body, or (c) the making of investment or other representations are necessary or desirable in connection with the issue or purchase of shares subject thereto, no shares of Common Stock may be issued upon grant, vesting, or exercise of any Award unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained, free of any conditions not acceptable to the Plan Administrator. Any determination in this connection by the Plan Administrator shall be final, binding, and conclusive.

9. Insufficient Shares

If there are insufficient shares available under the SIP to make an Award pursuant to this Plan on the date the Award is to be made, the Award will not be made, and the Board shall determine in its discretion what, if any, compensation shall be paid to the Non-Employee Director in lieu of such Award.

10. Modification and Termination

The Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part.

11. Successors

All obligations of the Company under the Plan will be binding on any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

12. Reservation of Rights

Nothing in this Plan or in any award agreement granted hereunder will be construed to limit in any way the Board’s right to remove a Non-Employee Director from the Board of Directors.

13. Legal Construction

13.1 Gender and Number . Except where otherwise indicated by the context, any masculine term used herein will also include the feminine; the plural will include the singular and the singular will include the plural.

13.2 Requirements of Law . The issuance of payments under the Plan will be subject to all applicable laws, rules, and regulations.

13.3 Tax Law Compliance . To the extent any provision of the Plan or action by the Board or Plan Administrator would subject any Non-Employee Director to liability for interest or additional taxes under Code section 409A, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board. It is intended that the Plan and all Awards granted thereunder will comply with Section 409A of the Code and any regulations and guidelines issued thereunder, and the Plan and all Award agreements shall be interpreted and construed on a basis consistent with such intent. The Plan and all Award agreements may be amended in any respect deemed necessary (including retroactively) by the Board in order to preserve compliance with Section 409A of the Code.

13.4 Unfunded Status of the Plan . The Plan is intended to constitute and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan for a select group of management under the Employee Retirement Income Security Act of 1974, as amended. To the extent that any Non-Employee Director or other person acquires a right to receive payments from the Company pursuant to the Plan or any Award made under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

13.5 Governing Law . The validity, construction and effect of the Plan, of Award agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Plan Administrator relating to the Plan or such Award agreements, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Colorado, without regard to its conflict of laws principles.

13.6 Nontransferability . A Non-Employee Director’s Account may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Account and other Awards will be available during the Non-Employee Director’s lifetime only to the Non-Employee Director or the Non-Employee Director’s guardian or legal representative. The Board of Directors may, in its discretion, require a Non-Employee Director’s guardian or legal representative to supply it with evidence the Board of Directors deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Non-Employee Director.

14. Claims Procedure

14.1 Initial Claims . In the event that a dispute arises over any payment or Award under this Plan and the payment or Award is not paid or delivered to the Non-Employee Director (or to the Non-Employee Director’s estate in the case of the Non-Employee Director’s death), the claimant of such payment or Award must file a written claim with the Plan Administrator within 60 days from the date payment or delivery is refused. The Plan Administrator shall review the written claim and, if the claim is denied in whole or in part, shall provide, in writing and within 90 days of receipt of such claim, the specific reasons for such denial and reference to the provisions of this Plan or the SIP upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the steps to be taken by the claimant if a further review of the claim denial is desired.

14.2 Appeals . If the claimant desires a second review, he or she shall notify the Plan Administrator in writing within 60 days of the first claim denial. The claimant may review the Plan, the SIP or any documents relating thereto and submit any written issues and comments he or she may feel appropriate. In its discretion, the Plan Administrator shall then review the second claim and provide a written decision within 60 days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan or SIP upon which the decision is based.

* * * * *